                                                                      Exhibit 99

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                                                 Property Location/Tenant                            Type of Property

Fixed Income Series 1                            El Paso, TX - INS                               Single Tenant - Office

Fixed Income Series 2                            Moline, IL - Federal Express                    Single Tenant - Distribution
                                                 Westport, MA - Post Office                      Single Tenant - Office
                                                 Sierra Vista, AZ - DEA                          Single Tenant - Office

Fixed Income Series 3                            Brashear, Tx - US Post Office                   Single Tenant - Office
                                                 Lithopolis, OH - US Post Office                 Single Tenant - Office
                                                 Oceanside, CA - Federal Naval Credit Union      Single Tenant - Office
                                                 San Antonio TX - State of Texas                 Single Tenant - Office
                                                 Cameron, TX - State of Texas                    Single Tenant - Office
                                                 Midway TX - US Post Office                      Single Tenant - Office

Fixed Income Series 4                            Teague, TX - State of Texas                     Single Tenant - Office
                                                 Hamilton, TX - State of Texas                   Single Tenant - Office
                                                 Ft. Worth TX - State of Texas                   Single Tenant - Office
                                                 Bryan TX - State of Texas                       Single Tenant - Office
                                                 Brenham TX - State of Texas                     Single Tenant - Office
                                                 Lytle TX - State of Texas                       Single Tenant - Office

Fixed Income Series 5                            Edinburg TX - State of Texas                    Single Tenant - Office
                                                 San Antonio TX - Veterans Administration        Single Tenant - Office

Fixed Income Series Corporate/Government 1       Houston TX - State of Texas                     Single Tenant - Office
                                                 Waco TX - State of Texas                        Single Tenant - Office
                                                 Bryan TX - State of Texas                       Single Tenant - Office
                                                 East Bernard, TX - US Post Office               Single Tenant - Office

Fixed Income Series Corporate/Government 2       Coppares Cove TX - State of Texas               Single Tenant - Office
                                                 Deltaville VA - US Post Office                  Single Tenant - Office

Federal Government - US Post Office Series 1     Chicago Heights, IL - Social Security Admin.    Single Tenant - Office
                                                 Grapevine, TX US Post Office                    Single Tenant - Office

Fixed Income Series 9                            Hilo, HI - Veterans Administration              Single Tenant - Office
                                                 Wadsworth, TX US Post Office                    Single Tenant - Office

Fixed Income Series 10                           Egg Harbor, NJ - Social Security Admin.         Single Tenant - Office
                                                 Independence, MO Social Security Admin.         Single Tenant - Office

Fixed Income Series 11                           Yuma, AZ - Bureau of Land Management            Single Tenant - Office

Fixed Income Series 12                           Rosewell, NM - Bureau of Land Management        Single Tenant - Office

Fixed Income Series 14                           Hillside, IL - Social Security Admin.           Single Tenant - Office

Fixed Income Series 15                           Milwaukee, WA - Social Security Admin.          Single Tenant - Office

Fixed Income Series 16                           Sayre, PA - Veterans Administration             Single Tenant - Office
                                                 El Paso, TX - State of Texas                    Single Tenant - Office

Fixed Income Series 17                           Brownsville, TX - Social Security Admin.        Single Tenant - Office
                                                 Waller, TX - US Post Office                     Single Tenant - Office

Fixed Income Series 18                           El Paso, TX - INS                               Single Tenant - Office

Fixed Income Series 19                           Great Falls, MT -  Bureau of Land Management    Single Tenant - Office
                                                 Birmingham, AL - US Post Office                 Single Tenant - Office

Fixed Income Series 20                           Pickerington, OH - State of Ohio                Single Tenant - Office

Genesis Financial Group - Series A & B Bonds     General Obligation Bonds

Genesis Financial Group - Bonds                  General Oblgation Bonds


---------------------------------------------------------------------------------------------------------------------------
Gross Leasable Space       Date of Purchase           Mortgage Financing           Cash Down Payment      Contract Price
    (in sq.ft)                                       (at date of purchase)                                Plus Aquis. Fee
      20,866                   04/26/2002                 $2,150,000                  $  794,963            $2,944,963

      55,000                   02/12/1999                 $2,100,000                  $  683,948            $2,895,121
       3,986                   08/15/1997                 $       --                  $  390,173            $  390,173
       8,052                   10/28/2002                 $  760,440                  $  355,278            $1,115,718

       1,456                   03/17/1999                 $       --                  $  170,136            $  170,136
       3,062                   04/21/1999                 $       --                  $  414,055            $  414,055
       6,800                   07/23/2001                 $1,110,000                  $  620,203            $1,854,328
       9,050                   11/16/1999                 $1,953,941                  $  594,693            $2,569,674
       5,890                   09/01/1999                 $       --                  $  400,140            $  400,140
       3,200                   02/25/2000                 $       --                  $  345,225            $  345,225

       3,255                   09/01/1999                 $       --                  $  175,156            $  175,156
       4,565                   09/01/1999                 $       --                  $  300,210            $  300,210
      21,355                   10/19/1999                 $1,016,719                  $  220,718            $1,319,365
      27,885                   10/19/1999                 $  669,451                  $   18,844            $  688,295
       9,185                   10/19/1999                 $  337,426                  $  197,905            $  542,780
      26,225                   10/19/1999                 $  777,762                  $  475,420            $  475,420

      45,990                   10/19/1999                 $1,548,519                  $  795,350            $2,399,163
      62,860                   12/29/1999                 $6,245,078                  $  248,139            $6,596,457

      64,640                   11/16/1999                 $1,106,189                  $  316,418            $1,449,784
      11,430                   12/15/1999                 $  568,719                  $  180,996            $  749,715
      17,675                   12/15/1999                 $  777,681                  $  247,498            $1,025,179
       7,136                   01/04/2002                 $  610,000                  $  129,025            $  739,025

       7,776                   02/16/2000                 $       --                  $  350,762            $  350,762
       4,415                   03/31/2000                 $       --                  $  677,242            $  677,242

      14,600                   05/15/2000                 $1,942,000                  $  676,000            $2,619,000
       4,200                   08/18/1998                 $       --                  $  450,161            $  450,161

      13,040                   11/29/2000                 $2,625,000                  $  864,240            $  864,240
       2,571                   08/15/2002                 $       --                  $  344,978            $  344,978

      10,508                   04/20/2001                 $1,218,010                  $  435,000            $1,663,333
      13,002                   04/25/2001                 $1,500,000                  $  434,494            $1,934,494

      31,050                   08/04/2001                 $1,425,000                  $1,342,500            $2,767,500

      31,000                   01/04/2002                 $2,198,000                  $  986,612            $3,184,612

      12,500                   01/09/2002                 $2,000,000                  $  772,583            $2,772,583

      21,612                   09/30/2001                 $3,860,000                  $1,303,728            $5,163,728

      18,300                   01/01/2002                 $1,572,100                  $  677,959            $2,250,059
      21,456                   07/11/2002                 $1,175,000                  $  294,531            $1,469,531

      13,590                   04/19/2002                 $1,462,000                  $  541,587            $2,003,587
      12,500                   04/15/2002                 $  805,000                  $  318,144            $1,123,144

      46,584                   08/15/2002                 $2,800,000                  $1,520,519            $4,320,519

      47,000                   08/18/2002                 $1,820,000                  $  433,092            $2,253,092
     178,000                   09/10/2002                 $3,850,000                  $1,335,510            $5,185,510

      40,708                   12/13/2002                 $2,800,000                  $  796,984            $3,596,984


--------------------------------------------
Other Expenses             Total Acquisition
                                 Price
   $    --                     $2,944,963

   $    --                     $2,895,121
   $    --                     $  390,173
   $    --                     $1,115,718

   $    --                     $  170,136
   $    --                     $  414,055
   $    --                     $1,854,328
   $    --                     $2,569,674
   $    --                     $  400,140
   $    --                     $  345,225

   $    --                     $  175,156
   $    --                     $  300,210
   $    --                     $1,319,365
   $    --                     $  688,295
   $    --                     $  542,780
   $    --                     $1,271,777

   $    --                     $2,399,163
   $    --                     $6,596,457

   $    --                     $1,449,784
   $    --                     $  749,715
   $    --                     $1,025,179
   $    --                     $  739,025

   $    --                     $  350,762
   $    --                     $  677,242

   $    --                     $2,619,000
   $    --                     $  450,161

   $    --                     $3,509,143
   $    --                     $  344,978

   $10,323                     $1,663,333
   $    --                     $1,934,494

   $    --                     $2,767,500

   $    --                     $3,184,612

   $    --                     $2,772,583

   $    --                     $5,163,728

   $    --                     $2,250,059
   $    --                     $1,469,531

   $    --                     $2,003,587
   $    --                     $1,123,144

   $    --                     $4,320,519

   $    --                     $2,253,092
   $    --                     $5,185,510

   $    --                     $3,596,984